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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): May 10, 2006


                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


               000-51521                                52-1862719
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       (Commission File Number)           (I.R.S. Employer Identification No.)


        8211 TOWN CENTER DRIVE
          BALTIMORE, MARYLAND                            21236
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  (Address of principal executive offices)            (Zip Code)


                                 (410) 931-6000
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              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 10, 2006, Williams Scotsman International, Inc. (the "Company" or "we") entered into an underwriting agreement (the "Agreement") among the Company, Citigroup Global Markets Inc., CIBC World Markets Corp., Lehman Brothers Inc., Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., (collectively the "Underwriters"), and the selling stockholders named therein (the "Selling Stockholders"), relating to the Company's public offering of common stock (the "Offering"). Under the Agreement, the Company and the Selling Stockholders agreed to sell to the Underwriters 2,101,724 and 6,585,922 shares of the Company's common stock, respectively, at a purchase price per share of $24.87 (the offering price to the public of $26.25 per share minus the underwriters' discount). The Selling Stockholders also provided the Underwriters with the option to purchase up to an additional 1,303,147 shares of the Company's common stock to cover over-allotments. The Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. On May 15, 2006, the Underwriters exercised their option to purchase 1,303,147 additional shares of the Company's common stock from the Selling Stockholders to cover over-allotments. The Offering closed on May 16, 2006.

         Certain of the Underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. The Underwriters of the Offering have acted as the underwriters of the initial public offering of shares of our common stock. Deutsche Bank Securities Inc. acts as a co-lead arranger and joint book runner under our Amended and Restated Credit Facility dated as of June 28, 2005 and amended as of April 12, 2006 (the "Amended and Restated Credit Facility"). Deutsche Bank Securities, Inc., Citigroup Global Markets Inc. and Lehman
Brothers Inc. acted as joint book-running managers for the offering of $350,000,000 in aggregate principal amount of the 8 1/2 % Senior Notes due 2015 (the "Original Senior Notes") of Williams Scotsman, Inc. ("Williams Scotsman"), our operating subsidiary, in September 2005. Deutsche Bank
Securities, Inc. acted as a book-runner for the offering of $100,000,000 in aggregate principal amount of Williams Scotsman's additional 8 1/2 % Senior Notes due 2015 (the "Additional Senior Notes"), in April 2006. CIBC World Markets Corp. acted as co-manager for the offering of the Original Senior Notes and Lehman Brothers Inc. acted as co-manager for the offering of the Additional Senior Notes. Deutsche Bank Securities, Inc. acted as the dealer manager in connection with the tender offer and consent solicitation for Williams Scotsman's 9.875% Senior Notes due 2007 and Williams Scotsman's 10.0% Senior Secured Notes due 2008. Affiliates of CIBC World Markets Corp.,
Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc. are lenders under the Amended and Restated Credit Facility and will receive a portion of the net proceeds from the Offering as such proceeds will be used to repay a portion of the outstanding indebtedness under the Amended and Restated Credit Facility.

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ITEM 8.01.  OTHER EVENTS

         On May 10, 2006, the Company issued a press release related to the pricing of the Offering. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits

EXHIBIT
NUMBER                           DESCRIPTION
-----------   ----------------------------------------------------------------
       99.1   Press Release issued on May 10, 2006.




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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 16, 2006

                                         WILLIAMS SCOTSMAN INTERNATIONAL, INC.

                                         By: /s/ John B. Ross
                                             ---------------------------------
                                             Name:   John B. Ross
                                             Title:  Vice President and General
                                                     Counsel




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                                 EXHIBIT INDEX



EXHIBIT NUMBER                             TITLE
--------------   -------------------------------------------------------------
          99.1   Press Release issued on May 10, 2006.





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